UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2015

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

212-559-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 28, 2015, Citigroup Inc. (“Citigroup”) issued a press release announcing that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its 4.450% Senior Notes due 2017 and 8.500% Senior Notes due 2019 (the “Notes”). A copy of the press release is furnished as Exhibit 99.1.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of offers to buy any securities. The Tender Offer is being made only pursuant to the Offer to Purchase, the related Letter of Transmittal and the Notice of Guaranteed Delivery. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Citigroup Inc. Press Release, dated October 28, 2015 (furnished pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

By:	/s/ Barbara Politi
Name:	Barbara Politi
Title:	Assistant General Counsel – Capital Markets

DATE: October 28, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Citigroup Inc. Press Release, dated October 28, 2015 (furnished pursuant to Item 8.01).